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                                                                   EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference into this Registration Statement of ALLTEL Corporation on Form S-4 of our report dated February 13, 1998 on our audits of the financial statements of the New York SMSA Limited Partnership as of December 31, 1997 and 1996 and for each of the years then
ended. Such report is included in the 360   Communications Company's
Annual Report on Form 10-K for the year ended December 31, 1997; such financial statements are not included separately in the Form 10-K.

                                          Coopers & Lybrand L.L.P.

New York, New York
May 6, 1998